UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2007 (February 2, 2007)

SunPower Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3939 North First Street, San Jose, California 95134

(Address, Including Zip Code, of Principal Executive Offices)

(408) 240-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2007, SunPower Corporation (“SunPower” or the “Company”) entered into an underwriting agreement (the “Debenture Underwriting Agreement”) with Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives of Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Cowen and Company, LLC, First Albany Capital Inc. and ThinkEquity Partners LLC (the “Debenture Underwriters”) providing for the offer and sale by the Company of $175.0 million principal amount of 1.25% Senior Convertible Debentures (the “Debentures”), with an option in favor of the Debenture Underwriters for the purchase of up to an additional $25.0 million principal amount of Debentures in certain circumstances. The Debenture Underwriters have exercised this option and, as a result, the Company has issued and sold an aggregate of $200.0 million principal amount of Debentures. The Debentures were issued under an indenture, dated February 7, 2007 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated February 7, 2007 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The Indenture provides, among other things, that the Debentures will be senior unsecured obligations of the Company. The closing of the Debenture transaction occurred on February 7, 2007.

Interest is payable on the Debentures on February 15 and August 15 of each year beginning on August 15, 2007. The Debentures are convertible at certain times and under certain circumstances and, if not earlier converted, mature on February 15, 2027. In the event of certain Events of Default (as defined in the Indenture) under the Indenture, such as our failure to make certain payments or perform or observe certain obligations thereunder, the Trustee or holders of a specified amount of then-outstanding Debentures will have the right to declare all amounts then outstanding due and payable. The terms of the Debentures are further described in the prospectus supplement and accompanying prospectus relating thereto dated February 2, 2007, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933 (the “Securities Act”), which description is incorporated herein by this reference.

Also on February 2, 2007, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement” and, together with the Debenture Underwriting Agreement, the “Underwriting Agreements”) with Lehman Brothers Inc. (the “Equity Underwriter” and, together with the Debenture Underwriters, the “Underwriters”) and Lehman Brothers International (Europe) Limited (“LBIE”). Under the terms of the Equity Underwriting Agreement and the related Share Lending Agreement described below, the Company issued and delivered to LBIE 2,947,132 shares of its class A common stock, par value $0.001 per share (the “Common Stock”) in exchange for payment of a lending fee. The Equity Underwriting Agreement and the Share Lending Agreement contemplate that the Equity Underwriter or its affiliates will use the shares of Common Stock loaned to facilitate hedging transactions undertaken by purchasers of our Debentures. The Company did not receive any proceeds from the sale of our Common Stock, although it did receive a lending fee of $0.001 for each share that the Company delivered. The closing of the Common Stock transaction occurred on February 7, 2007.

The Underwriting Agreements include representations, warranties and covenants by the Company customary for agreements of this nature. They also provide for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Debentures or the Common Stock, as applicable, and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreements is qualified in its entirety by reference to the Debenture Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by this reference, and the Common Stock Underwriting Agreement, which is attached hereto as Exhibit 1.2 and is incorporated herein by this reference, respectively. The foregoing description of the material terms of the Indenture are qualified in their entirety by reference to the Base Indenture, which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference, and the Supplemental Indenture, which is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Also on February 2, 2007, and in connection with the transactions contemplated by the Equity Underwriting Agreement, the Company entered into a share lending agreement (the “Share Lending Agreement”) with the Equity Underwriter, as agent and LBIE, as principal.

Share loans under the Share Lending Agreement will terminate and the borrowed shares must be returned to the Company upon the termination of the loan availability period (as defined in the Share Lending Agreement), as well as under the following circumstances:

•	LBIE may terminate all or any portion of a loan at any time;

•

the Company may terminate any or all of the outstanding loans upon a default by LBIE under the Share Lending Agreement, including a breach by LBIE of any of its representations and warranties, covenants or agreements thereunder, or the bankruptcy of LBIE; or

•	if the Company enters into a merger or similar business combination transaction with an unaffiliated third party (as defined in the Share Lending Agreement).

Except in certain limited circumstances, any borrowed shares returned to the Company cannot be reborrowed.

Shares loaned to LBIE are issued and outstanding for corporate law purposes and, accordingly, the holders of the borrowed shares have all of the rights of a holder of the Company’s outstanding Common Stock, including the right to vote the shares on all matters submitted to a vote of the Company’s stockholders and the right to receive any dividends or other distributions that the Company may pay or make on its outstanding shares of Common Stock. However, under the Share Lending Agreement, LBIE has agreed:

•	to pay to the Company an amount equal to any cash dividends that the Company pays on the borrowed shares, and

•	to pay or deliver to the Company any other distribution, in liquidation or otherwise, that the Company makes on the borrowed shares.

In view of the contractual undertakings of LBIE in the Share Lending Agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, the Company believes that under U.S. GAAP, the borrowed shares will not be considered outstanding for the purpose of computing and reporting its earnings per share.

The foregoing description of the material terms of the Share Lending Agreement is qualified in its entirety by reference to the Share Lending Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

The offering of the Debentures was registered under the Securities Act and is being made pursuant to the Company’s effective shelf registration statement on Form S-3 Registration No. 333-140272 (the “Registration Statement”) and the prospectus dated January 29, 2007 included therein, the preliminary prospectus supplement relating thereto dated January 29, 2007 and the final prospectus supplement relating thereto dated February 2, 2007. The offering of the Common Stock was registered under the Securities Act and is being made pursuant to the Registration Statement and the prospectus dated January 29, 2007 included therein, the preliminary prospectus supplement relating thereto dated January 29, 2007 and the final prospectus supplement relating thereto dated February 2, 2007.

Affiliates of Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC are parties to the Credit Agreement (defined below) in favor of the Company and for which the Company has paid, and expects to pay, customary fees.

On February 6, 2007, the Company, Credit Suisse, Cayman Islands Branch (“Credit Suisse”) and Lehman Commercial Paper Inc. (“Lehman”) entered into a Amendment and Waiver (the “Amendment and Waiver”) with respect to that certain Credit Agreement, dated December 2, 2005, by and among the Company, the several lenders from time to time parties thereto and Credit Suisse (the “Credit Agreement”). Pursuant to the Amendment and Waiver, the lenders agreed to waive compliance with and/or amend certain restrictive covenants under the Credit Agreement which would have been implicated by the Company’s previously announced acquisition of PowerLight Corporation and the Company’s recently completed offering of Debentures. The Amendment and Waiver is effective as of January 10, 2007.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The first two paragraphs in Item 1.01 above are incorporated by reference into this Item 2.03.

Section 8 – Other Events

Item 8.01 Other Events

This Current Report on Form 8-K is being filed to incorporate by reference exhibits into the Registration Statement in connection with our issuance of Debentures pursuant to the Debenture Underwriting Agreement and our issuance of Common Stock pursuant to the Share Lending Agreement and the Equity Underwriting Agreement, all as described above under Item 1.01.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 2, 2007, by and among SunPower Corporation and Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives for Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Cowen and Company, LLC, First Albany Capital Inc. and ThinkEquity Partners LLC.

1.2	Underwriting Agreement, dated February 2, 2007, by and between SunPower Corporation, Lehman Brothers Inc. and Lehman Brothers International (Europe) Limited.

5.1	Opinion of Jones Day regarding the validity of the Debentures.

5.2	Opinion of Jones Day regarding the validity of the Common Stock.

10.1	Share Lending Agreement, dated February 2, 2007, by and among SunPower Corporation, Lehman Brothers Inc., as agent, and Lehman Brothers International (Europe) Limited, as principal.

10.2	Indenture, dated February 7, 2007, between SunPower Corporation and Wells Fargo Bank, National Association.

10.3	First Supplemental Indenture, dated February 7, 2007, between SunPower Corporation and Wells Fargo Bank, National Association.

Exhibit Number	Description
10.4	Amendment and Waiver, dated as of January 10, 2007, to and under the Credit Agreement, dated as of December 2, 2005, among SunPower Corporation, the several lenders from time to time parties thereto, and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

23.1	Consent of Jones Day (contained in Exhibit 5.1).

23.2	Consent of Jones Day (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Emmanuel T. Hernandez
Name:	Emmanuel T. Hernandez
Title:	Chief Financial Officer

Date: February 8, 2007

EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 2, 2007, by and among SunPower Corporation and Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives for Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Cowen and Company, LLC, First Albany Capital Inc. and ThinkEquity Partners LLC.

1.2	Underwriting Agreement, dated February 2, 2007, by and between SunPower Corporation, Lehman Brothers Inc. and Lehman Brothers International (Europe) Limited.

5.1	Opinion of Jones Day regarding the validity of the Debentures.

5.2	Opinion of Jones Day regarding the validity of the Common Stock.

10.1	Share Lending Agreement, dated February 2, 2007, by and among SunPower Corporation, Lehman Brothers Inc., as agent, and Lehman Brothers International (Europe) Limited, as principal.

10.2	Indenture, dated February 7, 2007, between SunPower Corporation and Wells Fargo Bank, National Association.

10.3	First Supplemental Indenture, dated February 7, 2007, between SunPower Corporation and Wells Fargo Bank, National Association.

10.4

Amendment and Waiver, dated as of January 10, 2007, to and under the Credit Agreement, dated as of December 2, 2005, among SunPower Corporation, the several lenders from time to time parties thereto, and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

23.1	Consent of Jones Day (contained in Exhibit 5.1).

23.2	Consent of Jones Day (contained in Exhibit 5.2).